Exhibit 16.1


April 12, 2002




Mr. Jon Baker
Chief Executive Officer
211 South Union Street, Suite F
Springfield, Missouri  65802

Dear Mr. Baker:

This is to confirm that the client-auditor relationship between Decorize, Inc., (Commission File No. 333-88083) and Kirkpatrick, Phillips & Miller, CPAs, P.C., Springfield, Missouri has ceased.

Yours truly,

/s/Kirkpatrick, Phillips & Miller

Kirkpatrick, Phillips & Miller

cc:  Office of the Chief Accountant
     SECPS Letter File
     Mail Stop 1103 Securities and Exchange Commission
     450 5th Street, N.W.
     Washington, D.C.  20549